As filed with the Securities and Exchange Commission on June 11, 2007

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PROGRESSIVE GAMING INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	88-0218876
(State of Incorporation)	(I.R.S. Employer Identification No.)

920 Pilot Road

Las Vegas, NV 89119

(Address of principal executive offices)

(702) 896-3890

(Registrant’s Telephone Number, including Area Code)

Progressive Gaming International Corporation New-Hire Equity Incentive Plan

Progressive Gaming International Corporation 2005 Equity Incentive Plan

Progressive Gaming International Corporation Amended and Restated Director Stock Option Plan

VirtGame Corp. (formerly known as Virtual Gaming Technologies, Inc.) 1997 Stock Option Plan

VirtGame Corp. (formerly known as Virtgame.Com Corp.) 2002 Stock Option Plan

(Full title of the plans)

Heather A. Rollo

Executive Vice President, Chief Financial Officer and Treasurer

Progressive Gaming International Corporation

920 Pilot Road

Las Vegas, NV 89119

(702) 896-3890

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Steven M. Przesmicki, Esq.

Cooley Godward Kronish LLP

4401 Eastgate Mall

San Diego, California 92121

(858) 550-6000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)		Proposed Maximum Offering Price per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock, par value $0.10 per share issuable pursuant to the Registrant’s New-Hire Equity Incentive Plan	230,000 shares		$11.71	(2)	$2,693,300.00	(2)	$82.68
Common Stock, par value $0.10 per share issuable pursuant to the Registrant’s 2005 Equity Incentive Plan	3,188,299 shares		$5.83	(3)	$18,587,783.17	(3)	$570.64
Common Stock, par value $0.10 per share issuable pursuant to the Registrant’s Amended and Restated Director Stock Option Plan	200,000 shares		$5.86	(4)	$1,172,000.00	(4)	$35.98
Common Stock, par value $0.10 per share issuable pursuant to the VirtGame Corp. (formerly known as Virtual Gaming Technologies, Inc.) 1997 Stock Option Plan	5,271 shares	(5)	$23.81	(6)	$125,502.51	(6)	$3.85
Common Stock, par value $0.10 per share issuable pursuant to the VirtGame Corp. (formerly known as Virtgame.Com Corp.) 2002 Stock Option and Grant Plan	37,036 shares	(7)	$13.34	(8)	$494,060.24	(8)	$15.17
Total	3,660,606 shares		N/A		$23,072,645.92		$708.32

(1)	Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of Registrant’s Common Stock that become issuable under these plans by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Registrant’s Common Stock.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) of the Securities Act of 1933, as amended (the “Securities Act”). The price per share and aggregate offering price are calculated on the basis of the weighted average exercise price of $11.71 for 230,000 shares subject to outstanding stock options granted under the Registrant’s New-Hire Equity Incentive Plan.
(3)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) of the Securities Act. The price per share and aggregate offering price are calculated on the basis of (a) the weighted average exercise price of $6.15 for 1,761,524 shares subject to outstanding grants under the Registrant’s 2005 Equity Incentive Plan and (b) $5.43, the average of the high and low sales prices of Registrant’s Common Stock on June 8, 2007, as reported on the NASDAQ Global Market, for the 1,426,775 additional shares available for grant under the 2005 Equity Incentive Plan.
(4)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) of the Securities Act. The price per share and aggregate offering price are calculated on the basis of (a) the weighted average exercise price of $8.06 for 33,000 shares subject to outstanding stock options granted under the Registrant’s Amended and Restated Director’s Stock Option Plan, and (b) $5.43, the average of the high and low sales prices of Registrant’s Common Stock on June 8, 2007, as reported on the NASDAQ Global Market, for the 167,000 additional shares available for grant under the Amended and Restated Director’s Stock Option Plan.
(5)	Represents shares subject to issuance upon exercise of stock options outstanding under the VirtGame Corp. (formerly known as Virtual Gaming Technologies, Inc.) 1997 Stock Option Plan and assumed by the Registrant on October 7, 2005 pursuant to that certain Agreement and Plan of Merger and Reorganization, dated February 19, 2005, by and among the Registrant, Viking Acquisition Sub, Inc., Viking Merger Subsidiary, LLC and VirtGame Corp., as amended (the “Merger Agreement”).
(6)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) under the Securities Act. The offering price per share and aggregate offering price are calculated on the basis of the weighted average exercise price for outstanding options granted pursuant to the VirtGame Corp. (formerly known as Virtual Gaming Technologies, Inc.) 1997 Stock Option Plan.
(7)	Represents shares subject to issuance upon exercise of stock options outstanding under the VirtGame Corp. (formerly known as Virtgame.Com Corp.) 2002 Stock Option and Grant Plan and assumed by the Registrant on October 7, 2005 pursuant to the Merger Agreement.
(8)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) under the Securities Act. The offering price per share and aggregate offering price are calculated on the basis of the weighted average exercise price for outstanding options granted pursuant to the VirtGame Corp. (formerly known as Virtgame.Com Corp.) 2002 Stock Option and Grant Plan.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed to register the shares of common stock, $0.10 par value per share, of Progressive Gaming International Corporation, a Nevada corporation (the “Company”), issued and issuable pursuant to the Company’s New-Hire Equity Incentive Plan, 2005 Equity Incentive Plan and Amended and Restated Director’s Stock Option Plan, and pursuant to the VirtGame Corp. (formerly known as Virtual Gaming Technologies, Inc.) 1997 Stock Option Plan (the “VirtGame 1997 Plan”) and the VirtGame Corp. (formerly known as Virtgame.Com Corp.) 2002 Stock Option and Grant Plan (together with the VirtGame 1997 Plan, the “VirtGame Plans”). Pursuant to the terms of that certain Agreement and Plan of Merger and Reorganization, dated February 19, 2005, by and among the Company, Viking Acquisition Sub, Inc., Viking Merger Subsidiary, LLC and VirtGame Corp., as amended (the “Merger Agreement”), the Company is registering an aggregate 42,307 shares underlying options originally issued under the VirtGame Plans which options were outstanding at the effective time of the merger of VirtGame Corp. with and into a wholly-owned subsidiary of the Company.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the Plans as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not being filed with the Securities and Exchange Commission (the “Commission”), but constitute, along with the documents incorporated by reference into this Registration Statement, a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2.	Registrant Information and Employee Plan Annual Information

The Company will furnish without charge to each person to whom the prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the documents incorporated by reference in Item 3 of Part II of this Registration Statement and incorporated by reference in the Section 10(a) prospectus, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Requests should be directed to Progressive Gaming International Corporation, 920 Pilot Road, Las Vegas, Nevada, 89119, Attention: Robert B. Ziems, Esq., Telephone: (702) 263-1751.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Certain Documents by Reference

The following documents filed by the Company with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

(a) The Company’s Annual Report on Form 10-K, for the fiscal year ended December 31, 2006 (the “Form 10-K”), which is the Company’s latest Annual Report on Form 10-K filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) and which contains audited financial statements for the Company’s latest fiscal year for which a Form 10-K was required to have been filed.

(b) The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007 filed on May 15, 2007.

(c) The Company’s Current Reports on Form 8-K filed on February 12, 2007, February 23, 2007, March 2, 2007, March 6, 2007, March 26, 2007, March 29, 2007, April 9, 2007 and May 14, 2007 (except for the information in any of the foregoing Current Reports on Form 8-K furnished under Item 2.02 or Item 7.01 therein).

(d) The description of the Company’s Common Stock which is contained in a Registration Statement on Form 8-A filed under the Exchange Act on November 2, 1993, including any amendment or report filed for the purpose of updated such description.

(e) The description of the Company’s stockholder rights plan contained in a Registration Statement on Form 8-A filed under the Exchange Act on August 2, 2000, including any amendment or report filed for the purpose of updating such description.

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents.

Item 4.	Description of Securities

Not applicable.

Item 5.	Interests of Named Experts and Counsel

Robert B. Ziems, Esq., who has passed upon the legality of any newly issued shares of Company’s Common Stock covered by this Registration Statement, is Executive Vice President, General Counsel and Secretary of the Company.

Item 6.	Indemnification of Directors and Officers

The Company’s Articles of Incorporation provide that no officer or director will be personally liable to the Company or any stockholders for damages for breach of fiduciary duty as a director or officer, except for (i) acts or omissions that involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of dividends in violation of the General Corporation Law of Nevada (the “Corporation Law”). If the Corporation Law is amended or interpreted to eliminate or limit further the personal liability of directors or officers, then the liability of all directors and officers automatically will be eliminated or limited to the full extent then so permitted. These provisions in the Articles of Incorporation will not eliminate the fiduciary duties of the directors and officers and, in appropriate circumstances, equitable remedies such as injunctive relief or other forms of non-monetary relief will remain available under Nevada law. These provisions also will not affect responsibilities imposed under any other law, such as the federal securities laws or state or federal environmental laws.

The Company Bylaws provide that the Company will indemnify its directors and officers and may indemnify its employees and other agents to the fullest extent permitted under the Corporation Law. The Company believes that indemnification under its Bylaws covers at least negligence and gross negligence by indemnified parties and permits the Company to advance litigation expenses in the case of stockholders derivative actions or other actions, against an undertaking by the indemnified party to repay such advances if it is ultimately determined that the indemnified party is not entitled to indemnification. The Board of Directors has authorized the purchase by the Company of liability insurance for its officers and directors.

The Company has entered into separate indemnification agreements with each of its directors and officers. These agreements require the Company, among other things, to indemnify such persons against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from actions not taken in good faith or in a manner the indemnitee believed to be opposed to the best interests of the Company), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified and to obtain directors’ and officers’ liability insurance, if available, on terms deemed reasonable by the Board of Directors. These indemnification agreements are separate and independent of the indemnification rights under the Bylaws and are irrevocable.

Item 7.	Exemption from Registration Claimed

Not applicable.

Item 8.	Exhibit Index

Exhibit Number	Description
4.1	Specimen Certificate of common stock of the Company.

4.2	Rights Agreement, dated June 14, 1999, by and between the Company and U.S. Stock Transfer Corporation, as the Rights Agent, incorporated by reference to Exhibit 3 to the Company’s Registration Statement on Form 8-A filed on August 2, 2000.

4.3	Form of Warrant, dated October 22, 2003, incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-3 dated January 9, 2004.

4.4	Warrant Agreement, dated August 22, 2001, by and among the Company and Firstar Bank, N.A., incorporated by reference to Exhibit 4.6 to the Company’s Registration Statement on Form S-3 filed on September 14, 2001.

4.5	Indenture, dated August 22, 2001, by and among the Company, Firstar Bank, N.A. and the Guarantors, incorporated by reference to Exhibit 4.8 of the Company’s Registration Statement on Form S-3 filed on September 14, 2001.

4.6	Guarantee, dated August 22, 2001, by and among the Guarantors named therein, incorporated by reference to Exhibit 4.9 of the Company’s Registration Statement on Form S-3 filed on September 14, 2001.

4.7	Pledge and Security Agreement, dated August 22, 2001, by and among the Company, Firstar Bank, N.A. and the Guarantors named therein, incorporated by reference to Exhibit 4.10 of the Company’s Registration Statement on Form S-3 filed on September 14, 2001.

4.8	Deed of Trust, Security Agreement and Fixture Filing with Assignment of Rents, dated August 22, 2001, by and among the Company, Stewart Title of Nevada and Firstar Bank, N.A., incorporated by reference to Exhibit 4.11 of the Company’s Registration Statement on Form S-3 filed on September 14, 2001.

4.9	Trademark Security Agreement, dated August 22, 2001, by and between the Company and Firstar Bank, N.A., incorporated by reference to Exhibit 4.12 of the Company’s Registration Statement on Form S-3 filed on September 14, 2001.

4.10	Patent Security Agreement, dated August 22, 2001, by and between the Company and Firstar Bank, N.A., incorporated by reference to Exhibit 4.13 of the Company’s Registration Statement on Form S-3 filed on September 14, 2001.

4.11	Copyright Security Agreement, dated August 22, 2001, by and between the Company and Firstar Bank, N.A., incorporated by reference to Exhibit 4.14 of the Company’s Registration Statement on Form S-3 filed on September 14, 2001.

5.1	Opinion of Robert B. Ziems, Esq.

23.1	Consent of BDO Seidman, LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.3	Consent of Robert B. Ziems, Esq. included in Exhibit 5.1 to this Registration Statement.

24.1	Power of Attorney is included on the signature pages to this Registration Statement.

99.1	New Hire Equity Incentive Plan, incorporated by reference to Exhibit 99.1 of the Company’s Current Report Form 8-K filed on February 17, 2005.

99.2	2005 Equity Incentive Plan, incorporated by reference to Exhibit 10.17 to the Company’s Current Report on Form 8-K filed on June 28, 2005.

99.3	Director Stock Option Plan, as amended, incorporated by reference to Exhibit 10.18 to the Company’s Current Report on Form 8-K filed on June 28, 2005.

99.4	VirtGame Corp. (formerly known as Virtual Gaming Technologies, Inc.) 1997 Stock Option and Grant Plan.

99.5	VirtGame Corp. (formerly known as VirtGame.com Corp.) 2002 Stock Option and Grant Plan.

Item 9.	Undertakings

1. The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§ 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the issuer pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference herein.

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on June 11, 2007.

PROGRESSIVE GAMING INTERNATIONAL CORPORATION

By:	/s/ Russel H. McMeekin
Russel H. McMeekin President and Chief Executive Officer

SIGNATURE PAGE TO REGISTRATION STATEMENT ON FORM S-8

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Russel H. McMeekin and Heather A. Rollo, and each or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Russel H. McMeekin	President and Chief Executive Officer (Principal Executive Officer)	June 11, 2007
Russel H. McMeekin

/s/ Heather A. Rollo	Executive Vice President, Chief Financial Officer and Treasurer	June 11, 2007
Heather A. Rollo

/s/ Peter G. Boynton	Chairman of the Board	June 11, 2007
Peter G. Boynton

/s/ Douglas M. Todoroff	Director	June 11, 2007
Douglas M. Todoroff

/s/ Terrance W. Oliver	Director	June 11, 2007
Terrance W. Oliver

/s/ Rick L. Smith	Director	June 11, 2007
Rick L. Smith

/s/ Maj. Gen. Paul A. Harvey	Director	June 11, 2007
Maj. Gen. Paul A. Harvey

SIGNATURE PAGE TO REGISTRATION STATEMENT ON FORM S-8

EXHIBIT INDEX

Exhibit Number	Description
4.1	Specimen Certificate of common stock of the Company.

4.2	Rights Agreement, dated June 14, 1999, by and between the Company and U.S. Stock Transfer Corporation, as the Rights Agent, incorporated by reference to Exhibit 3 to the Company’s Registration Statement on Form 8-A filed on August 2, 2000.

4.3	Form of Warrant, dated October 22, 2003, incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-3 dated January 9, 2004.

4.4	Warrant Agreement, dated August 22, 2001, by and among the Company and Firstar Bank, N.A., incorporated by reference to Exhibit 4.6 to the Company’s Registration Statement on Form S-3 filed on September 14, 2001.

4.5	Indenture, dated August 22, 2001, by and among the Company, Firstar Bank, N.A. and the Guarantors, incorporated by reference to Exhibit 4.8 of the Company’s Registration Statement on Form S-3 filed on September 14, 2001.

4.6	Guarantee, dated August 22, 2001, by and among the Guarantors named therein, incorporated by reference to Exhibit 4.9 of the Company’s Registration Statement on Form S-3 filed on September 14, 2001.

4.7	Pledge and Security Agreement, dated August 22, 2001, by and among the Company, Firstar Bank, N.A. and the Guarantors named therein, incorporated by reference to Exhibit 4.10 of the Company’s Registration Statement on Form S-3 filed on September 14, 2001.

4.8	Deed of Trust, Security Agreement and Fixture Filing with Assignment of Rents, dated August 22, 2001, by and among the Company, Stewart Title of Nevada and Firstar Bank, N.A., incorporated by reference to Exhibit 4.11 of the Company’s Registration Statement on Form S-3 filed on September 14, 2001.

4.9	Trademark Security Agreement, dated August 22, 2001, by and between the Company and Firstar Bank, N.A., incorporated by reference to Exhibit 4.12 of the Company’s Registration Statement on Form S-3 filed on September 14, 2001.

4.10	Patent Security Agreement, dated August 22, 2001, by and between the Company and Firstar Bank, N.A., incorporated by reference to Exhibit 4.13 of the Company’s Registration Statement on Form S-3 filed on September 14, 2001.

4.11	Copyright Security Agreement, dated August 22, 2001, by and between the Company and Firstar Bank, N.A., incorporated by reference to Exhibit 4.14 of the Company’s Registration Statement on Form S-3 filed on September 14, 2001.

5.1	Opinion of Robert B. Ziems, Esq.

23.1	Consent of BDO Seidman, LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.3	Consent of Robert B. Ziems, Esq. included in Exhibit 5.1 to this Registration Statement.

24.1	Power of Attorney is included on the signature pages to this Registration Statement.

99.1	New Hire Equity Incentive Plan, incorporated by reference to Exhibit 99.1 of the Company’s Current Report Form 8-K filed on February 17, 2005.

99.2	2005 Equity Incentive Plan, incorporated by reference to Exhibit 10.17 to the Company’s Current Report on Form 8-K filed on June 28, 2005.

99.3	Director Stock Option Plan, as amended, incorporated by reference to Exhibit 10.18 to the Company’s Current Report on Form 8-K filed on June 28, 2005.

99.4	VirtGame Corp. (formerly known as Virtual Gaming Technologies, Inc.) 1997 Stock Option and Grant Plan.

99.5	VirtGame Corp. (formerly known as VirtGame.com Corp.) 2002 Stock Option and Grant Plan.